Exhibit 99.1
Health Benefits Direct Announces Agreement to Raise $11.25 Million in Private Placement
Radnor, PA — March 30, 2007 — Health Benefits Direct Corporation (OTC Bulletin Board: HBDT.OB), a leading innovator in the direct marketing and distribution of a wide range of health and life insurance products to individuals, announced today that it has signed a definitive agreement to raise $11.25 million in gross proceeds in a private placement of common stock and warrants to a group of accredited investors. The completion of the private placement is anticipated to occur later today, subject to satisfaction or waiver of customary closing conditions. Health Benefits Direct plans to use the net proceeds from the private placement for working capital purposes.
Health Benefits Direct has agreed to issue 5 million shares of common stock, as well as five-year warrants to purchase 2.5 million shares of its common stock at an initial exercise price of $3.00 per share. The common stock and warrants were offered in “units”, with each unit consisting of one share of common stock and a warrant to purchase one-half (1/2) of one share of common stock and being sold at a price per unit of $2.25. Oppenheimer & Co., Inc. is acting as the lead placement in the transaction and Sanders Morris Harris Inc. and Roth Capital Partners are also acting as placement agents in the transaction. The placement agents will receive an aggregate placement fee equal to approximately $787,500 plus the reimbursement of certain expenses. Health Benefits Direct will also issue to the placement agents warrants to purchase in the aggregate 350,000 shares of Health Benefits Direct common stock. The Chief Executive Officer and Chairman of Health Benefits Direct, Alvin H. Clemens, purchased 1.0 million units in the private placement.
The shares of common stock, warrants to purchase common stock and the common stock underlying the warrants have not been registered under the Securities Act of 1933, as amended, or the securities law of any jurisdiction, and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. Health Benefits Direct expects to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock to be issued and the resale of the shares of common stock to be issued upon the exercise of the warrants to be issued.
This release does not, and shall not, constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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About Health Benefits Direct Corporation
Health Benefits Direct Corporation is an insurance agency that operates an interactive online marketplace and contact centers enabling consumers to shop for, compare, and purchase individual health and life insurance and related products for individuals and families. Health Benefits Direct’s sales platform combines its proprietary, integrated online technology and dialing application to connect consumers who express an interest in purchasing health or life insurance or related products with its knowledgeable, licensed agents housed in one of its contact center locations. www.hbdc.com or www.healthbenefitsdirect.com
Safe Harbor Statement
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the private placement, the company’s plans relating to use of proceeds from the private placement, the company’s business strategy, organic growth plan, the expansion and development of its interactive online insurance agency and its plans to file a registration statement with the Securities and Exchange Commission. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Moreover, Health Benefits Direct Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially and which are identified from time to time in Health Benefits Direct Corporation’s reports filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Health Benefits Direct undertakes no obligation to update publicly any forward-looking statement.
Contact:
Brandi Piacente
The Piacente Group
Tel: 212-481-2050
brandi@thepiacentegroup.com
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